Exhibit 10.08
SECOND AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (herein called this “Amendment”) made as of the 31st day of March, 2006 by and between Priority Fulfillment Services, Inc. (“Borrower”) and Comerica Bank (“Bank”),
W I T N E S S E T H:
     WHEREAS, Borrower and Bank have entered into that certain First Amended and Restated Loan and Security Agreement dated as of December 29, 2004 (as from time to time amended or modified, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Bank became obligated to make loans to Borrower as therein provided; and
     WHEREAS, Borrower and Bank desire to amend the Original Agreement to provide for term loans and for the other purposes set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
Definitions and References
     ’ 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     ’ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this ’ 1.2.
     “Amendment” means this Second Amendment to First Amended and Restated Loan and Security Agreement.
     “Loan Agreement” means the Original Agreement as amended hereby.

ARTICLE II.
Amendments to Original Agreement
     ’ 2.1Defined Terms.
     (a) Clause (c) of the definition of “Permitted Indebtedness” in Exhibit A to the Original Agreement is hereby amended in its entirety to read as follows:
     (c) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens”, provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) the aggregate amount of such Indebtedness incurred in any fiscal year of Borrower shall not exceed $5,000,000 for fiscal year 2006 and $3,000,000 for all subsequent fiscal years..
     (b) The definition of “Permitted Indebtedness” in Exhibit A to the Original Agreement is hereby amended to add the following clause (n):
     (n) Indebtedness of eCost.com owing to Borrower for working capital needs of eCost.com, provided that (i) the aggregate outstanding principal amount of loans made by Borrower to eCost.com shall not exceed $3,500,000 , (ii) at the time of incurrence of such Indebtedness and after giving effect thereto, no Event of Default has occurred and is continuing, and (iii) the aggregate outstanding amount of Indebtedness incurred by eCost.com pursuant to this clause (n) when added to the aggregate amount of Investments made by Borrower pursuant to clause (p) of the definition of Permitted Investments and the aggregate amount of Permitted Distributions does not exceed $3,500,000 .
     (c) The definition of “Permitted Investments” in Exhibit A to the Original Agreement is hereby amended to add the following clause (p):
     (p) Investments by Borrower in eCost.com for working capital needs of eCost.com, provided that (i) the aggregate amount of Investments made by Borrower in eCost.com shall not exceed $3,500,000, (ii) at the time of such Investment and after giving effect thereto, no Event of Default has occurred and is continuing, and (iii) the aggregate amount of Investments made pursuant to this clause (p) when added to the aggregate outstanding amount of Indebtedness incurred by eCost.com pursuant to clause (n) of the definition of Permitted Indebtedness and the aggregate amount of Permitted Distributions does not exceed $3,500,000.
     (d) Clause (c) of the definition of “Permitted Liens” in Exhibit A to the Original Agreement is hereby amended in its entirety to read as follows:
     (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on the Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment; provided that the aggregate amount of such Liens incurred in any fiscal year shall not exceed (A) $5,000,000 for FYE 2006 and (B) $3,000,000 at all other times.
     (e) The definition of “Permitted Transfer” in Exhibit A to the Original Agreement is hereby amended to add the following clause (g):
     (g) Transfers by Borrower to eCost.com which constitute Permitted Indebtedness, Permitted Investments and Permitted Distributions. .
     (e) The following definitions of “Inflow Transfer” and “Permitted Distribution” are hereby added to Exhibit A of the Original Agreement in the correct alphabetical order:
     “Inflow Transfer” means any transfer of Cash made by any Affiliate, Subsidiary, or Parent of Borrower to Borrower occurring after March 29, 2006.
     “Permitted Distribution” means any dividend or distribution by Borrower to Guarantor, provided that (i) such dividend or distribution is loaned, contributed or otherwise transferred by Guarantor to eCOST.com for its working capital needs, (ii) the aggregate amount of such dividends or distributions shall not exceed $3,500,000, (iii) at the time of such dividend or distribution and after giving effect thereto, no Event of Default has occurred and is continuing, and (iv) the aggregate amount of such dividends or distributions, when added to the aggregate outstanding amount of Indebtedness incurred by eCost.com pursuant to clause (m) of the definition of Permitted Indebtedness and the aggregate amount of Investments made pursuant to clause (p) of the definition of Permitted Investments does not exceed $3,500,000.
     §2.2 Capital Expenditures. Section 7.12 of the Original Agreement is hereby amended in its entirety to read as follows:
     7.12 Capital Expenditures. Make capital expenditures in an aggregate amount (including all capital expenditures made by Borrower’s Subsidiaries) greater than (i) $3,000,000 in any fiscal year (other than 2006), (ii) $5,000,000 in fiscal year 2006,; provided that not less than $2,000,000 of capital expenditures made by Borrower in fiscal year 2006 shall be financed with Indebtedness from third parties. As used herein, the term “capital expenditures” does not include (i) any software that is internally developed by Borrower, whether or not Borrower capitalized the development costs, and (ii) any equipment ordered, but not yet accepted or paid for, by Borrower.
     §2.3 Pledge of Cash. The following Section 6.12 is hereby added to the Original Agreement:
     6.12 Pledge of Cash. In the event that (i) the aggregate amount of Permitted Investments, Permitted Indebtedness and Permitted Distributions in eCOST exceeds

$2,500,000 and (ii) Borrower fails to receive at least an additional $400,000 in Inflow Transfers between April 1, 2006 and July 31, 2006, then, within ___15___days thereafter, Borrower shall grant a perfected first priority Lien to Bank in a deposit account to be held with Bank. Until Borrower receives at least $400,000 in Inflow Transfers before July 31, 2006, Borrower shall not permit the funds held in such pledged deposit account to be less than $400,000 less Inflow Transfers received between April 1, 2006 and July 31, 2006 at any time. If Borrower fails to perform its obligations under this Section 6.12, the same shall not constitute a default hereunder, but notwithstanding anything to the contrary contained in this Agreement, Bank shall have no obligation to make any Advances until Borrower satisfies its obligations under this Section 6.12.
     §2.4 Permitted Distribution. Section 7.6 of the Original Agreement is hereby amended by adding the following thereto: “and make one or more Permitted Distributions.”
ARTICLE III.
Conditions of Effectiveness
     ’ 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when Bank shall have received, at Bank’s office, a counterpart of this Amendment executed and delivered by Borrower.
ARTICLE IV.
Representations and Warranties
     ’ 4.1. Representations and Warranties of Borrower. In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank that:
     (a) The representations and warranties contained in Article 5 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof; provided Bank acknowledges that Borrower has heretofore given written notice to Bank of Borrower being named as a co-defendant along with certain former directors of Daisytek in a lawsuit regarding the transfer of certain assets of Daisytek and that an eCOST receivable of approximately $2,000,000 may be written off.
     (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

     (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.
     (d) When duly executed and delivered, each of this Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.
ARTICLE V
Miscellaneous
     ’ 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.
     ’ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Advances, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.
     ’ 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.
     ’ 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     ’ 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.
     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

PRIORITY FULFILLMENT SERVICES, INC.
By:
Name:
Title:

COMERICA BANK
By:
Name:
Title:

CONSENT AND AGREEMENT
     PFSWEB, INC., a Delaware corporation, hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty dated as of December ___, 2004, made by it for the benefit of Bank, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PFSWEB, INC.
By:
Name:
Title: